EXHIBIT 7

CUTCO INDUSTRIES, INC.                                  OFFICE OF THE PRESIDENT








                                  June 16, 1997

Mr. Marvin W. Marcus
45 Cardinal Drive
East Hills, New York  11576

                  Re:      Amendment of Employment Agreement

Dear Mr. Marcus:

     On June 13, 1997, the Board of Directors approved the amendment to your present Employment Agreement to provide that the Agreement be extended on the same terms and conditions as the prior year for a one year period ending July 31, 1998.

     Kindly indicate your agreement to the above by signing below.

                                       Sincerely,

                                       CUTCO INDUSTRIES, INC.

                                       /s/Don vonLiebermann
                                       ----------------------
dvl/ms                                 Don vonLiebermann
                                       President
AGREED TO:


        /s/ Marvin W. Marcus
        ---------------------
        MARVIN W. MARCUS